Registration No. 333-______________

    As filed with the Securities and Exchange Commission on February 29, 2000

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            -----------------------
                           SIRIUS SATELLITE RADIO INC.
             (Exact name of registrant as specified in its charter)

             DELAWARE                                                            52-1700207
  (State or other jurisdiction of                                              (IRS Employer
  incorporation or organization)                                             Identification No.)

                     1221 AVENUE OF THE AMERICAS, 36TH FLOOR
                            NEW YORK, NEW YORK 10020
                                 (212) 584-5100
       (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                      CD RADIO INC. 1994 STOCK OPTION PLAN
         CD RADIO INC. AMENDED AND RESTATED 1994 DIRECTORS' NONQUALIFIED
                                STOCK OPTION PLAN
           SIRIUS SATELLITE RADIO 1999 LONG-TERM STOCK INCENTIVE PLAN
                            (FULL TITLE OF THE PLANS)

                               PATRICK L. DONNELLY
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                           SIRIUS SATELLITE RADIO INC.
                           1221 AVENUE OF THE AMERICAS
                                   36TH FLOOR
                            NEW YORK, NEW YORK 10020
                                 (212) 584-5100

       (Name, address, including zip code, and telephone number, including area code, of agent for service)
                              -------------------
                                   Copies to:

                                PAUL D. GINSBERG
                    PAUL, WEISS, RIFKIND, WHARTON & GARRISON
                           1285 AVENUE OF THE AMERICAS
                          NEW YORK, NEW YORK 10019-6064
                                 (212) 373-3000
                              -------------------
                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------------------
       Title of each class            Amount to be     Proposed maximum offering         Proposed maximum              Amount of
  of securities to be registered      Registered(1)       price per share (2)      aggregate offering price (2)    registration fee
-----------------------------------------------------------------------------------------------------------------------------------
Shares of Sirius Satellite Radio      958,750(3)          $28.47                      $27,295,612.50                $7,206.04
Inc. common stock, par value
$.001 per share (the "Common
Stock"), issuable pursuant to
outstanding stock options
granted under the CD Radio Inc.
1994 Stock Option Plan and the
CD Radio Inc. Amended and
Restated 1994 Directors'
Nonqualified Stock Option Plan

Shares of Common Stock issuable     4,341,500             $30.30                     $131,547,450.00               $34,728.53
pursuant to outstanding  stock
options granted under the Sirius
Satellite Radio 1999 Long-Term
Stock Incentive Plan

Shares of Common Stock issuable     5,200,123             $58.78                     $305,663,229.94               $80,695.09
pursuant to unissued stock
options which may be granted
under the Sirius Satellite Radio
1999 Long-Term Stock Incentive
Plan
       TOTAL                       10,500,373                                        $464,506,292.44              $122,629.66

-----------------------------------------------------------------------------------------------------------------------------------


(1) Plus any additional shares of Common Stock that may be issuable pursuant to the anti-dilution provisions of the CD Radio Inc. 1994 Stock Option Plan, the CD Radio Inc. Amended and Restated 1994 Directors' Nonqualified Stock Option Plan and the Sirius Satellite Radio 1999 Long-Term Stock Incentive Plan. Also includes associated Preferred Stock Purchase Rights, which initially are attached to and trade with the shares of Common Stock being registered hereby. Value attributable to such Preferred Stock Purchase Rights, if any, is reflected in the price of the shares of Common Stock.

(2) The proposed maximum offering price per share and the registration fee were calculated in accordance with Rules 457(c) and (h) solely for the purpose of determining the amount of the registration fee. For shares of Common Stock issuable pursuant to outstanding stock options, the price is computed on the basis of the weighted average exercise price. For shares of Common Stock issuable pursuant to unissued stock options which may be granted, the price is based on the average of the high and low prices for shares of Common Stock on February 27, 2000, as reported in the Nasdaq National Market System, which was $58.78

(3) The remaining 1,600,000 shares of Common Stock reserved for issuance under the CD Radio Inc. 1994 Stock Option Plan and the CD Radio Inc. Amended and Restated 1994 Director's Nonqualified Stock Option Plan (the "1994 Plans") were registered under Form S-8 Registration Statements previously filed with the Commission. Specifically, 1,250,000 shares of Common Stock issuable under the 1994 Plans were registered under a Form S-8 Registration Statement filed with the Commission on May 23, 1995 (File No. 33-92588) and 350,000 shares of Common Stock issuable under the 1994 Plans were registered under a Form S-8 Registration Statement filed with the Commission on October 30, 1996 (File No. 333-15085). As provided pursuant to Rule 429 under the Securities Act of 1933, these 1,600,000 shares of Common Stock are hereby carried forward to this Registration Statement. Aggregate registration fees of $2,423.17 were paid upon these filing of the prior Registration Statements.

                                EXPLANATORY NOTE

      The Section 10(a) corresponding prospectus being delivered by Sirius Satellite Radio Inc. (the "Company") to participants in each of the CD Radio Inc. 1994 Stock Option Plan, the CD Radio Inc. Amended and Restated 1994 Directors' Nonqualified Stock Option Plan and the Sirius Satellite Radio 1999 Long-Term Stock Incentive Plan (collectively, the "Plans") as required by Rule 428 under the Securities act of 1933, as amended (the "Securities Act"), has been prepared in accordance with the requirements of Form S-8 and relates to shares of common stock, par value $.001 per share, of the Company (the "Common Stock") which have been reserved for issuance pursuant to each of the Plans. The information regarding each of the Plans required in the corresponding Section 10(a) prospectus is included in documents being maintained and delivered by the Company as required by Rule 428 under the Securities Act. The Company shall provide to participants in each of the Plans a written statement advising them of the availability without charge, upon written or oral request, of documents incorporated by reference herein, as is required by Item 2 of Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents filed by the Company with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

      1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 filed with the Commission on March 31, 1999, as amended by the Company's Report on Form 10-K/A filed with the Commission on April 30, 1999;

      2. The Company's Quarterly Report on Form 10-Q for the quarter ended March 30, 1999 filed with the Commission on May 14, 1999;

      3. The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999 filed with the Commission on August 12, 1999;

      4. The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999, filed with the Commission on November 15, 1999;

      5. The Company's Current Report on Form 8-K filed with the Commission on January 6, 1999.

      6. The Company's Current Report on Form 8-K dated September 29, 1999 filed with the Commission on October 13, 1999;

      7. The Company's Current Report on Form 8-K dated December 23, 1999 filed with the Commission on December 28, 1999;

      8. The Company's Current Report on Form 8-K dated January 28, 2000 filed with the Commission on February 1, 2000; and

      9. The description of the Common Stock contained in our Registration Statement on Form 8-A filed pursuant to Section 12(b) of the Securities Exchange Act of 1934 and declared effective on September 13, 1994 (including any amendment or report filed for the purpose of updating such description).

      All other documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained in this registration statement or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL.

      Patrick L. Donnelly, Esq., whose legal opinion with respect to the securities registered hereunder is filed as Exhibit 5.1 hereto, is an employee of the Company and may participate in the Plans and other benefit plans established by the Company.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Section 145 of the Delaware General Corporation Law authorizes a corporation to indemnify its directors, officers, employees and agents against certain liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended, provided they act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation. The Company's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws require the Company to indemnify its officers and directors to the full extent permitted by Delaware law, provided that such officers or directors acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal action or proceeding, with no reasonable cause to expect his or her action was unlawful. Also, indemnification under the Company's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws will not be available where an officer or director is adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Company. The Company's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws also provide for the Company to purchase and maintain insurance on behalf of any past or current officer or director against any liability that may be asserted or arise from his or her role as an officer or director.

      Section 102 of the Delaware General Corporation Law authorizes a corporation to limit or eliminate its directors' liability to the corporation or its stockholders for monetary damages for breaches of fiduciary duties, other than for (i) breaches of the duty of loyalty, (ii) acts or omissions involving bad faith, intentional misconduct or knowing violations of the law, (iii) unlawful payments of dividends, stock purchases or redemptions, or (iv) transactions from which a director derives an improper personal benefit. The Company's Amended and Restated Certificate of Incorporation contains provisions limiting the liability of the directors to the Company and to its stockholders to the full extent permitted by Delaware law.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         See Exhibit Index.

ITEM 9.  UNDERTAKINGS.

      (a) The undersigned registrant hereby undertakes: (i) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; (ii) that, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (iii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and each filing of an employee benefit plan's annual report pursuant to Section15(d) of the Securities Exchange Act of 1934), that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, the registrant's Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 29, 2000.

                                         SIRIUS SATELLITE RADIO INC.

                                         By:  /s/ Patrick L. Donnelly
                                         ---------------------------------------
                                             Patrick L. Donnelly
                                             Senior Vice President,
                                             General Counsel and Secretary

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Patrick L. Donnelly and Douglas Kaplan, and each of them, his true and lawful agent, proxy and attorney-in-fact, each acting alone with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, and (iii) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact, any of them or any of his or their substitutes may lawfully do or cause to be done by virtue thereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:


       Signatures                                 Title                                    Date
       ----------                                 -----                                    ----
 /s/ David Margolese                 Chairman and Chief Executive Officer              February 29, 2000
 ------------------------            (Principal Executive Officer and
 David Margolese                     Principal Financial Officer)


 /s/ Robert D. Briskman              Director                                          February 29, 2000
 ------------------------
 Robert D. Briskman

 /s/ Lawrence F. Gilberti            Director                                          February 29, 2000
 -------------------------
 Lawrence F. Gilberti

 /s/ Joseph V. Vittoria              Director                                          February 29, 2000
 ---------------------------
 Joseph V. Vittoria

 /s/ Ralph V. Whitworth              Director                                          February 29, 2000
 -------------------------
 Ralph V. Whitworth

 /s/ Edward Weber, Jr.               Vice President and Controller                     February 29, 2000
 ------------------------            (Principal Accounting Officer)
 Edward Weber, Jr.


                                INDEX TO EXHIBITS


EXHIBIT
  NO.                                                 DESCRIPTION
-------                                        ------------------------
  4.1         Certificate of Ownership and Merger merging Sirius Satellite Radio Inc. into CD
              Radio Inc. dated November 18, 1999 (filed herewith).

  4.2         Certificate of Amendment, dated June 16, 1997, to the CD Radio Inc. Certificate of
              Incorporation and the Company's Amended and Restated Certificate of Incorporation
              dated January 31, 1994 (incorporated by reference to Exhibit 3.1 to the Company's
              Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1999).

  4.3         Amended and Restated  By-Laws  (incorporated  by reference to
              Exhibit 3.2 to the Company's  Registration  Statement on Form
              S-1 (File No. 33-74782) (the "S-1 Registration Statement")).

  4.4         Sirius Satellite Radio 1999 Long-Term Stock Incentive Plan
              (filed herewith).

  4.5         CD Radio Inc. 1994 Stock Option Plan (incorporated by reference  to Exhibit 10.21 to the S-1 Registration Statement).

  4.6         CD Radio Inc. Amended and Restated 1994 Directors' Nonqualified Stock Option Plan
              (incorporated by reference to Exhibit 10.22 to the Company's Annual Report on Form
              10-K for the year ended December 31, 1995).

  5.1         Opinion  of  Patrick  L.  Donnelly,  Senior  Vice  President,
              General   Counsel  and   Secretary  of  the  Company   (filed
              herewith).

  23.1        Consent of PricewaterhouseCoopers  LLP (filed herewith).

  23.2        Consent of Patrick L. Donnelly (included in Exhibit 5.1).

  24.1        Power of Attorney (included on signature page).

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